Exhibit 10.4

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

2003 INDEPENDENT DIRECTOR STOCK OPTION PLAN

1. PURPOSE. The purpose of the Wells Real Estate Investment Trust II, Inc. 2003 Independent Director Stock Option Plan is to foster and promote the long-term financial success of Wells Real Estate Investment Trust II, Inc. (the “Company”) by attracting and retaining outstanding non-employee directors by enabling them to participate in the Company’s growth through the granting of Options which entitle them to purchase shares of the Company’s common stock, par value $.01 per share.

2. DEFINED TERMS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Affiliate” of another person or entity (a “Person”) includes only the following: (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (ii) any Person directly or indirectly owning, controlling, or holding with the power to vote 10% or more of the outstanding voting securities of such other Person; (iii) any legal entity for which such Person acts as an executive officer, director, trustee, or general partner; (iv) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; and (v) any executive officer, director, trustee, or general partner of such other Person. An entity shall not be deemed to control or be under common control with a Wells-sponsored program unless (i) it owns 10% or more of the voting equity interests of such program or (ii) a majority of the board (or equivalent governing body) of such program is comprised of Affiliates of such entity.

“Board” means the Board of Directors of the Company.

“Cause” shall mean any of the following acts by the Independent Director, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee of the Board described in Section 2.

“Company” means Wells Real Estate Investment Trust II, Inc., a Maryland corporation.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Disability” means any illness or other physical or mental condition of an Independent Director that renders him or her incapable of performing as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Board, is permanent and continuous in nature. The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of an Independent Director’s condition.

“Effective Date” has the meaning set forth in Section 8(a) of the Plan.

“Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such immediately preceding trading date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations or if the Stock is not quoted on Nasdaq, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

“Independent Director,” for purposes of this Plan, means each member of the Board who is not associated and has not been associated within the last two years, directly or indirectly, with the Sponsor (as defined in the Charter) or Advisor (as defined in the Charter) of the Company.

(a) A director shall be deemed to be associated with the Sponsor or Advisor if he or she:

(i) owns an interest in the Sponsor, Advisor or any of their Affiliates;

(ii) is employed by the Sponsor, Advisor or any of their Affiliates;

(iii) is an officer or director of the Sponsor, Advisor or any of their Affiliates;

(iv) performs services, other than as a director, for the Company;

(v) is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or

(vi) has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.

(b) Notwithstanding the foregoing, and consistent with (a)(v) above, serving as a director of or receiving director fees from or owning an interest in a REIT or other real estate program organized by the Sponsor or advised or managed by the Advisor or its Affiliates shall not, by itself, cause a director to be deemed associated with the Sponsor or the Advisor.

(c) For purposes of determining whether or not a business or professional relationship is material pursuant to (a)(vi) above, the gross revenue derived by the director from the Sponsor, Advisor and their Affiliates (excluding fees for serving as a director of the Company or other REIT or real estate program organized or advised or merged by the Advisor or its Affiliates) shall be deemed material per se if it exceeds 5% of the director’s (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis.

(d) An indirect relationship shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, Advisor any of their Affiliates or the Company.

“Option” means an option to purchase Common Stock granted under Section 5 of the Plan. Options granted under the Plan are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

“Plan” means the Wells Real Estate Investment Trust II, Inc. 2003 Independent Director Stock Option Plan, as amended from time to time.

“Shares” means shares of the Company’s Common Stock. If there has been an adjustment or substitution pursuant to Section 7, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 7.

2. ADMINISTRATION. The Plan shall be administered by the Company’s Conflicts Committee (as defined in the Company’s Charter). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding. The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan.

3. ELIGIBILITY. All active Independent Directors shall automatically be participants in the Plan.

4. SHARES SUBJECT TO THE PLAN. The Shares subject to the Plan may be in whole or in part from authorized but unissued Shares or treasury Shares of the

Company. Subject to adjustment in Section 7, a maximum of 100,000 Shares may be issued for all purposes under the Plan, and the initial adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of 100,000 authorized but unissued, or reacquired, Shares for issuance only upon the exercise of options granted under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the Shares allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan. Options for fractional Shares shall not be granted.

5. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as approved by the Committee and which shall comply with and be subject to the following terms and conditions:

(a) Grant.

(i) Initial Option. Effective on the later of (i) the date on which an Independent Director becomes a member of the Board of Directors of the Company or (ii) the date this Plan is adopted by the shareholders of the Company, each Independent Director will automatically be awarded a stock option (an “Initial Option”) under the Plan to purchase 2,500 Shares.

(ii) Subsequent Options. Effective on the date of each annual meeting of shareholders of the Company, commencing with the Company’s annual meeting in 2004, each Independent Director then in office will automatically be awarded a stock option (a “Subsequent Option”) to purchase 1,000 Shares.

The Options are not intended to qualify as “incentive stock options” as defined in Section 422 of the Code.

(b) Limitations. Notwithstanding any other provision of this Plan, no Options shall be issued pursuant to Section 5(a) to the extent that the issuance of such Options would (i) enable the Independent Directors as a group to hold more than 10% of the outstanding Shares if such Options were exercised; (ii) result in the Company being “closely-held” within the meaning of Code Section 856(h); (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the property of the Company (or of the property of one or more partnerships in which the Company is a partner), within the meaning of Code Section 856(d)(2)(B); or (iv) cause, in the opinion of counsel to the Company, the Company to fail to qualify (or create, in the opinion of counsel to the Company, a material risk that the Company would no longer qualify) as a real estate investment trust within the meaning of Code Section 856. In addition, no Option may be granted if the grant, when combined with Shares issuable upon exercise of outstanding options or warrants granted to the Company’s Advisor, the Company’s directors and officers, or any of their Affiliates, would exceed 10% of the Company’s issued and outstanding Shares. To the extent that the issuance of Options pursuant to Section 5(a)

would violate any of these limitations, the number of Shares that may be purchased under the Options to be issued to each of the Independent Directors shall be reduced pro rata; provided, however, that no Option shall be granted under this Plan for less than 1,000 shares. To the extent that the number of Shares which may be purchased under Options issued to an Independent Director is reduced in any year, or if any such Option is not granted in any year due to the fact that the number of Shares subject to such Option would be reduced to a number less than 1,000, as a result of the application of these limitations, Options to purchase such Shares shall be issued to the Independent Director in any subsequent year in which issuance of such Options, after taking into account the Options to be issued to the Independent Directors in such subsequent year under Section 5(a), would not violate the limitations imposed by this Section 5. To the extent that the issuance of an Option is delayed until a subsequent year under this Section 5, the Option shall be treated for all purposes under this Plan as having been issued in such subsequent year, but such Option shall retain its character as an Initial Option or a Subsequent Option for purposes of this Section 5.

(c) Exercise Price. The exercise price for each Initial Option granted shall be $12.00 per Share. The exercise price for each Subsequent Option granted shall be the greater of (i) $12.00 per Share, or (ii) the Fair Market Value of a share on the last business day preceding the date of any annual meeting of shareholders of the Company.

(d) Medium and Time of Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least six months.

(e) Term. Each option granted under the Plan shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided hereinafter in Section 5(g).

(f) Exercisability. Initial Options shall vest and become exercisable as follows: (i) 20% of the Shares on the date of grant, (ii) an additional 20% of the Shares on each anniversary following the date of grant for a period of four (4) years until 100% of the Shares become exercisable. Subsequent Options shall become fully exercisable on the second (2nd) anniversary of the date on which each such Subsequent Option was granted.

(g) Lapse of Options. Unless otherwise determined by the Committee, any Options which are unvested at the time an Independent Director ceases to be a Director will lapse immediately upon such termination of directorship. Options granted hereunder shall lapse on the first to occur of (i) the tenth (10th) anniversary of the date of grant, (ii) the removal for Cause of the Independent Director as a Director of the Company, or (iii) three (3) months following the date the Independent Director ceases to be a Director of the Company for any reason, except death or Disability. In the event that an Independent

Director ceases to be a Director of the Company due to his or her death or Disability, Options granted to such Independent Director under this Plan shall continue to be exercisable for a period of one (1) year after death or the disabling event, provided that the death or disabling event occurs while the person is an Independent Director and prior to his or her removal for Cause, resignation or ceasing to be a Director of the Company for any other reason and the Option is otherwise exercisable on the date of the death or disabling event.

(h) Notwithstanding any other terms or provisions herein to the contrary, no Option may be exercised if, in the opinion of the Company’s counsel, such exercise would jeopardize the Company’s status as a real estate investment trust under the Code.

6. NONTRANSFERABILITY; BENEFICIARIES. No Option awarded under the Plan shall be transferable by the Independent Director otherwise than by will or, if the Independent Director dies intestate, by the laws of descent and distribution. All Options exercised during the Independent Director’s lifetime shall be exercised only by the Independent Director or his legal representative; provided, however, that in the case of the Independent Director’s Disability, the Option may be exercised by the Independent Director’s guardian or legal representative. Any transfer contrary to this Section 6 will nullify the Option. Each Independent Director may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise such Options in the event of the Independent Director’s death, subject to Section 5(g).

7. ADJUSTMENT UPON CERTAIN CHANGES. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Sections 4 and 5 shall be adjusted proportionately, and the Committee may adjust Options to preserve the benefits or potential benefits of the Options. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Options; (iii) adjustment of the exercise price under Section 5(c), the exercise price of outstanding Options, or the measure to be used to determine the amount of the benefit payable on an Option; and (iv) any other adjustments that the Committee determines to be equitable. In addition, in the event of the Company’s dissolution, liquidation, reorganization, merger or consolidation as a result of which the Company is not the surviving corporation or upon the sale of all or substantially all of the Company’s properties, the Plan will terminate, and any outstanding Options will terminate and be forfeited. In such an event, the Committee may, in its sole discretion, provide (i) that Options will be assumed by another party to a transaction or otherwise be equitably converted or substituted with options covering the stock of the successor corporation (or a parent corporation thereof) in connection with such transaction, (ii) that the Plan and the Options will be continued under their original terms, or (iii) that outstanding Options may be settled by payment in cash, cash equivalents, or shares of common stock equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Option. The Committee’s determination need not be uniform and may be different for different participants whether or not such participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Sections 4 and 5 shall automatically be adjusted proportionately, and the Shares then subject to each Option shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

8. EFFECTIVE DATE AND TEMRINATION OF PLAN.

(a) Effective Date. The Plan became effective as of September     , 2003, the date upon which it was approved by the Board and shareholders of the Company (the “Effective Date”).

(b) Termination. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Option outstanding on the date of termination.

9. AMENDMENT. The Committee may, at any time and from time to time, amend, modify, suspend or terminate the Plan or any portion thereof in such respects as the Committee may deem advisable in order that any Options thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Independent Directors to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Committee may deem to be in the best interests of the Company; provided, however, that no such amendment shall without shareholder approval to the extent required by law, or any agreement or the rules of any stock exchange upon which the Shares may be listed or of any national market system on which Shares may be traded: (a) except as provided in Section 7, materially increase the number of Shares which may be issued under the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; (c) materially increase the benefits accruing to Independent Directors under the Plan; or (d) extend the termination date of the Plan. No such amendment, suspension or termination shall impair the rights of Independent Directors affected thereby.

10. TAX WITHHOLDING. The Company shall have the power to withhold, or require an Independent Director to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any exercise or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum required withholding obligation, such Shares must have been held by the Independent Director for at least six months. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Option is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Option Shares having a fair market value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

11. LISTING, REGISTRATION AND LEGAL COMPLIANCE. Each Option shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification thereof or of any shares or other property subject thereto upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise, with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the aware of such Option or the issue, delivery or purchase of shares or other property thereunder, no such Option may be exercised or paid in shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Company, and the holder of the award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options may be exercised, the Committee may, without the holders’ consent, so reduce such period on not less than 15 days written notice to the holders thereof.

12. RIGHTS OF INDEPENDENT DIRECTORS. Nothing in the Plan shall confer upon any Independent Director any right to serve as an Independent Director for any period of time or to continue serving at his present or any other rate of compensation.

13. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

14. REQUIREMENTS OF LAW; GOVERNING LAW. The granting of Options under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

The foregoing is hereby acknowledged as being the Wells Real Estate Investment Trust II, Inc. 2003 Independent Directors Plan as adopted by the Board of Directors of the Company on September     , 2003.

Wells Real Estate Investment Trust II, Inc.
By:
Name:

Title: